Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

KAR Holdings, Inc.

(Exact name of obligor as specified in its charter)

Delaware	20-8744739
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard Carmel, Indiana	46032
(Address of principal executive offices)	(Zip code)

8 3/4% Senior Notes Due 2014

(Title of the indenture securities)

[1]	See Table 1 – List of additional registrants

Table 1

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S Employer Identification Number
ADESA, Inc.	Delaware	5010	35-1842546
ADESA Corporation, LLC	Indiana	5010	35-1842546
A.D.E. of Ark-La-Tex, Inc.	Louisiana	5010	72-1417504
A.D.E. of Knoxville, LLC	Tennessee	5010	62-1532205
ADESA Ark-La-Tex, LLC	Louisiana	5010	72-1419175
ADESA Arkansas, LLC	Delaware	5010	71-0844203
ADESA Atlanta, LLC	New Jersey	5010	58-2563132
ADESA Birmingham, LLC	Alabama	5010	63-0980470
ADESA California, LLC	California	5010	91-1811682
ADESA Charlotte, LLC	North Carolina	5010	56-1853746
ADESA Colorado, LLC	Colorado	5010	84-1555543
ADESA Dealer Services, LLC	Indiana	5010	26-1218111
ADESA Des Moines, LLC	Iowa	5010	42-1486117
ADESA Florida, LLC	Florida	5010	35-1842547
ADESA Impact Texas, LLC	Texas	5010	20-5233403
ADESA Indianapolis, LLC	Indiana	5010	35-1915228
ADESA Lansing, LLC	Michigan	5010	38-3406149
ADESA Lexington, LLC	Kentucky	5010	61-1184881
ADESA Mexico, LLC	Indiana	5010	35-1842546
ADESA Missouri, LLC	Missouri	5010	43-1811816
ADESA New Jersey, LLC	New Jersey	5010	22-3339600
ADESA New York, LLC	New York	5010	16-1307133
ADESA Ohio, LLC	Ohio	5010	31-1334072
ADESA Oklahoma, LLC	Oklahoma	5010	73-1607773
ADESA Pennsylvania, LLC	Pennsylvania	5010	25-1801698
ADESA Phoenix, LLC	New Jersey	5010	86-1000467
ADESA San Diego, LLC	California	5010	41-2021208
ADESA-South Florida, LLC	Indiana	5010	35-1930710
ADESA Southern Indiana, LLC	Indiana	5010	35-1929359
ADESA Texas, Inc.	Texas	5010	74-2757736
ADESA Virginia, LLC	Virginia	5010	20-2751571
ADESA Washington, LLC	Washington	5010	91-2069348
ADESA Wisconsin, LLC	Wisconsin	5010	39-1846227
AFC Cal, LLC	California	5010	20-8709089
Asset Holdings III, L.P.	Ohio	5010	20-8709089
Auto Dealers Exchange of Concord, LLC	Massachusetts	5010	13-4284567
Auto Dealers Exchange of Memphis, LLC	Tennessee	5010	04-3165540
Automotive Finance Consumer Division, LLC	Indiana	5010	26-1218186
Automotive Finance Corporation	Indiana	5010	35-1699152
Automotive Recovery Services, Inc.	Indiana	5010	35-2123607
AutoVIN, Inc.	Indiana	5010	35-2086523
PAR, Inc.	Indiana	5010	35-2062003
Insurance Auto Auctions, Inc.	Illinois	5010	95-3790111
Insurance Auto Auctions Corp.	Delaware	5010	95-4455113
IAA Acquisition Corp.	Delaware	5010	36-4351076
IAA Services, Inc.	Illinois	7549	36-4294285
Auto Disposal Systems, Inc.	Ohio	5010	31-0954761
ADS Ashland, LLC	Ohio	5010	31-0954761
ADS Priority Transport Ltd.	Ohio	5010	31-0954761
Dent Demon, LLC	Indiana	5010	26-1530430
Sioux Falls Auto Auction, Inc.	South Dakota	5010	46-0412455
Tri-State Auction Co., Inc.	North Dakota	5010	45-0255813
Zabel & Associates, Inc.	North Dakota	5010	45-0446447

*Addresses	and telephone numbers of principal executive offices are the same as those of KAR Holdings, Inc.

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee. Not applicable.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 6th day of February 2008.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Jane Y. Schweiger
Jane Y. Schweiger
Vice President

EXHIBIT 6

2/6/2008

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Jane Y. Schweiger
Jane Y. Schweiger
Vice President

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business September 30, 2007, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$12,302
Interest-bearing balances		1,022
Securities:
Held-to-maturity securities		0
Available-for-sale securities		48,254
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		15,276
Securities purchased under agreements to resell		1,881
Loans and lease financing receivables:
Loans and leases held for sale		21,274
Loans and leases, net of unearned income	277,174
LESS: Allowance for loan and lease losses	2,569
Loans and leases, net of unearned income and allowance		274,605
Trading Assets		5,557
Premises and fixed assets (including capitalized leases)		4,240
Other real estate owned		861
Investments in unconsolidated subsidiaries and associated companies		421
Intangible assets
Goodwill		9,718
Other intangible assets		19,391
Other assets		30,644

Total assets		$445,446

LIABILITIES
Deposits:
In domestic offices		$269,857
Noninterest-bearing	68,381
Interest-bearing	201,476
In foreign offices, Edge and Agreement subsidiaries, and IBFs		59,766
Noninterest-bearing	11
Interest-bearing	59,755
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		12,491
Securities sold under agreements to repurchase		6,758

Dollar Amounts In Millions
Trading liabilities	3,109
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	26,482
Subordinated notes and debentures	10,896
Other liabilities	14,803

Total liabilities	$404,162

Minority interest in consolidated subsidiaries	57

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	25,692
Retained earnings	14,509
Accumulated other comprehensive income	506
Other equity capital components	0

Total equity capital	41,227

Total liabilities, minority interest, and equity capital	$445,446

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael Loughlin

John Stumpf                                                  Directors

Carrie Tolstedt